UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 350

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer, and Treasurer, and Transition of Principal Financial Officer

On February 17, 2026, Sana Biotechnology, Inc. (the “Company”) announced that Brian Piper, M.B.A., joined the Company as Executive Vice President, Chief Financial Officer on February 17, 2026 (the “Commencement Date”), and in such capacity, will serve as the Company’s Treasurer and Principal Financial Officer.

Prior to joining the Company, Mr. Piper, 54, served as Chief Financial Officer of Scorpion Therapeutics, Inc. (“Scorpion”), a privately held biopharmaceutical company, from November 2021 to April 2025, and thereafter at Antares Therapeutics, Inc., a privately held biopharmaceutical company, until August 2025, following its spin-off from Scorpion. Prior to Scorpion, Mr. Piper served as Chief Financial Officer of Prelude Therapeutics Incorporated (“Prelude”), a biopharmaceutical company that completed its initial public offering during his tenure, from July 2019 to November 2021. Prior to Prelude, Mr. Piper served in roles of increasing responsibility, most recently as Chief Financial Officer and Corporate Secretary, at Aevi Genomic Medicine, Inc. (“Aevi”) (previously Medgenics, Inc.), a public biopharmaceutical company (later acquired by Cerecor, Inc.), from April 2014 to May 2019. Prior to Aevi, Mr. Piper served in finance, investor relations, and business development roles at Shire Pharmaceuticals plc, which was a public pharmaceutical company during his tenure (later acquired by Takeda Pharmaceutical Company Limited), for 12 years. Mr. Piper received his B.B.A. in Finance from the University of Notre Dame and his M.B.A. from the Robert H. Smith School of Business at the University of Maryland.

There is no arrangement or understanding between Mr. Piper and any other person pursuant to which he was appointed to such roles. Mr. Piper has no family relationship with any director or executive officer of the Company, and there are no transactions between Mr. Piper and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Effective as of immediately prior to the Commencement Date, Steven D. Harr, M.D., the Company’s President and Chief Executive Officer, ceased serving as acting Principal Financial Officer.

Employment Arrangements for Mr. Piper

Pursuant to the terms of a written offer letter, dated January 27, 2026, by and between the Company and Mr. Piper (the “Offer Letter”), Mr. Piper will receive an annual base salary of $515,000, and will be eligible to receive a target annual bonus equal to 40% of his base salary.

Pursuant to the Offer Letter, the Company granted to Mr. Piper (i) an option (the “Option”) to purchase 900,000 shares of the Company’s common stock (the “Common Stock”), and (ii) 200,000 restricted stock units (the “RSUs”), in each case pursuant to the Company’s 2021 Incentive Award Plan, as amended. The Option has an exercise price equal to the closing price of the Common Stock on the grant date and a term of 10 years from the grant date. The Option will vest with respect to 25% of the shares subject to the Option on the first anniversary of the grant date and 1/48 of the shares subject to the Option monthly thereafter, and the RSUs will vest over four years in equal annual installments on each anniversary of the grant date, in each case, subject to Mr. Piper’s continued service to the Company through each applicable vesting date.

Pursuant to the Offer Letter, upon Mr. Piper’s termination of employment by the Company other than for “cause” (and other than due to his death or disability) or his resignation for “good reason” (as each such term is defined in the Offer Letter) other than during the period commencing three months prior to a “change in control” (as defined in the Offer Letter) and ending 12 months after a change in control, he is entitled to receive (i) severance payments (less applicable withholding taxes) based on Mr. Piper’s monthly base salary as in effect at the time of termination (but without taking into account any reduction of his base salary in breach of the Offer Letter), payable in installments over the nine-month period following his termination date in accordance with the Company’s standard payroll policies, and (ii) payment or reimbursement for continued health, vision, and dental coverage through the Consolidated Omnibus Budget Reconciliation Act of 1985 for Mr. Piper, his spouse, and any applicable dependents for a period of up to nine months, in each case, subject to, among other things, Mr. Piper providing a general release of claims against the Company.

In addition, Mr. Piper, as an Executive Vice President of the Company, is eligible to participate in the Company’s Change in Control Severance Plan (“Severance Plan”). A description of severance benefits payable pursuant to the Severance Plan upon a termination of employment in certain circumstances is included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 25, 2025.

The foregoing description of the Offer Letter is a summary and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”).

Mr. Piper will have the opportunity to enter into the Company’s form of Indemnification and Advancement Agreement for its directors and officers.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release announcing Mr. Piper’s appointment as Executive Vice President, Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter by and between the Company and Brian Piper, dated as of January 27, 2026
99.1	Press Release dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sana Biotechnology, Inc.

Date: February 17, 2026	By:	/s/ Aaron M. Grossman
Aaron M. Grossman
Executive Vice President, Chief Legal Officer